As filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-118940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment #2

to the

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SPEEDEMISSIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	7549	33-0961488
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1015 Tyrone Road

Suite 220

Tyrone, GA 30290

(770) 306-7667

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard A. Parlontieri, President

1015 Tyrone Road, Suite 220

Tyrone, Georgia 30290

(770) 306-7667

(Name, address, and telephone number of agent for service)

COPIES TO:

Jennifer M. Moseley, Esq.

Burr & Forman, LLP

420 North 20th Street, Suite 3400

Birmingham, Alabama 35203

Telephone: (205) 251-3000

Fax: (205) 458-5100

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

On September 13, 2004, Speedemissions, Inc. (the “Company”) filed a registration statement on Form SB-2 (File No. 333–118940), as amended (the “Registration Statement”), which registered shares of the Company’s common stock. The common stock was registered to permit the sale of such common stock by existing shareholders and by existing warrant and preferred stock holders upon the exercise of warrants or conversion of preferred stock.

The Company is seeking to deregister those shares of common stock that remain unsold under the Registration Statement as of the date hereof because its obligation to maintain the registration of such common stock has expired. This Post-Effective Amendment No. 2 to the Registration Statement deregisters all such unsold shares of common stock as of the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyrone, state of Georgia, on September 10, 2009.

Speedemissions, Inc.

/s/ Richard A. Parlontieri
By:	Richard A. Parlontieri, President
and Chief Executive Officer

/s/ Mike Shanahan
By:	Mike Shanahan, Chief Financial Officer,
Chief Accounting Officer and Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

	/s/ Richard A. Parlontieri	Dated:	September 10, 2009
By:	Richard A. Parlontieri, Director,
President, Chief Executive Officer

	/s/ Gerald Amato	Dated:	September 10, 2009
By:	Gerald Amato, Director

	/s/ Bradley A. Thompson	Dated:	September 10, 2009
By:	Bradley A. Thompson, Director

	/s/ Michael E. Guirlinger	Dated:	September 10, 2009
By:	Michael E. Guirlinger, Director

	/s/ Ernest A. Childs	Dated:	September 10, 2009
By:	Ernest A. Childs, PhD, Director